UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2010

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	26-1703723
(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, New York 10022
 (Address of Principal Executive Offices, Zip Code)

212-521-4017
(Registrant's Telephone Number, Including Area Code)

_____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 15, 2010, SwissINSO Holding Inc. (the “Registrant”) entered into Subscription Agreements (the “Subscription Agreements”) with Michele Rossier and Nicolas Figueiredo  (the “Subscribers”) pursuant to which the Subscribers purchased an aggregate of $250,000 of the Registrant’s 9% Secured Convertible Notes (the “Notes”) and five (5)-year warrants (the “Warrants”) to purchase an aggregate of 500,000 shares of the Registrant’s Common Stock.  The transactions reflected in the Subscription Agreements constitute the third closing in an ongoing private placement by the Registrant of a maximum of Fifteen Million Dollars ($15,000,000) of its Notes and Warrants to accredited investors and/or non-U.S. Persons (the “Private Placement”).  No commissions were payable in connection with the third closing of the Private Placement.

All such securities were issued under Section 4(2) of the Securities Act of 1933, as amended, and Regulation S promulgated by the Securities and Exchange Commission thereunder.

For all the terms of the Subscription Agreements, the Notes, the Warrants and the Security Agreements, reference is made to Item 1.01 of the Registrant’s Current Report on Form 8-K filed on December 22, 2009 and to the complete text of the forms of such documents filed as Exhibits 10.13, 10.14, 10.15 and 10.16 to the Registrant’s Current Report on Form 8-K filed on December 22, 2009.  All statements made herein concerning such documents are qualified by reference to said exhibits.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the sale of the Registrant’s Notes and Warrants to the Subscribers is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

September 21, 2010	By:	/s/ Yves Ducommun
Name: Yves Ducommun
Title: Chief Executive Officer